Exhibit 10.2

AMENDMENT NO. 1 TO LOAN AGREEMENT

THIS AMENDMENT NO. 1 TO LOAN AGREEMENT dated as of August 5, 2024, by and between Clearfield, Inc., a Minnesota corporation (“Borrower”) and Bremer Bank, National Association, a national banking association ("Bank").

RECITALS:

WHEREAS, the Borrower and the Bank are parties to that certain Loan Agreement dated April 27, 2022 ("Loan Agreement");

WHEREAS, the Borrower has requested to amend the Loan Agreement; and WHEREAS, the Bank is willing to agree to Borrower’s requests on the condition that the Loan Agreement be amended as provided herein.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt of which is hereby acknowledged by each of the parties hereto, the Loan Agreement is hereby amended as follows:

1.	Definitions.

(a)    All capitalized terms used herein shall have the meaning ascribed to them in the Loan Agreement unless otherwise specifically defined herein.

(b)    The following new Subsection is hereby added to Section 1 of the Loan Agreement to provide as follows:

“1.12 Amendment No. 1 to Loan Agreement. That certain Amendment No. 1 to Loan Agreement dated August 5, 2024 executed by the Borrower and the Bank (“Amendment No. 1 to Loan Agreement”).”

2.	Amendments.

(a)    Section 2.1 of the Loan Agreement is hereby amended and restated to provide as follows:

“2.1 Revolving Credit Loan. When the Borrower has submitted all documentation required by Section 1 hereof in form and substance acceptable to the Bank on or before the date specified for such delivery, and subject to the other terms and conditions hereof, the Bank shall lend to the Borrower and the Borrower may borrow from the Bank against the Note, and repay and reborrow regardless of the cumulative amount of advances against the Note, up to a maximum amount not to exceed the lesser of ("Maximum Available Borrowings"):

(a)    $40,000,000.00, less the Letter of Credit Obligations, as hereinafter defined; or

(b)    the aggregate collected balance of the Liquidity Accounts, as hereinafter defined, less the Letter of Credit Obligations, as hereinafter defined.”

(b)    Section 2.7 of the Loan Agreement is hereby amended and restated to provide as follows:

“2.7 Computations. Interest on the Note is computed on an actual/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under the Note is computed using this method.”

(c)    Section 4.11 of the Loan Agreement is hereby deleted.

(d)    Section 4.12 of the Loan Agreement is hereby deleted.

(e)    A new Section 4.15 is hereby added to the Loan Agreement to provide as follows:

“4.15 Liquidity. Open and maintain accounts with the Bank (collectively, the “Liquidity Accounts”) with a minimum aggregate Liquidity at all times of not less than the outstanding principal balance of the Note (“Minimum Balance”). For the purposes hereof, “Liquidity” shall mean the market value of unrestricted and unencumbered cash and cash equivalents acceptable to the Bank in its sole and absolute discretion. The Borrower hereby pledges to, and grants to, the Bank a security interest in the Liquidity Accounts and all proceeds thereof, as security for the payment of the Note and all other obligations now existing or hereafter arising of the Borrower to the Bank under this Agreement, the Note and any other Loan Documents (collectively the "Obligations"). The Bank shall have all the rights of a secured party under the Minnesota Uniform Commercial Code with respect to such security interest.”

(f)    Section 7.4 of the Loan Agreement is hereby amended to change notice to the Bank to provide as follows:

“If to Bank:	Bremer Bank, National Association
1995 Rahncliff Court
Eagan, Minnesota 55123
Attn: Laura J. Helmueller

With a copy to:	GDO Law
4770 White Bear Parkway
White Bear Lake, Minnesota 55110
Attn: James F. Christoffel and Peter B. Tiede”

(g)    Exhibit B to the Loan Agreement is hereby replaced with Exhibit A attached hereto.

(h)    Exhibit D to the Loan Agreement is hereby replaced with Exhibit B attached hereto.

3.    Waiver. The Borrower has requested and the Bank has agreed to waive compliance with Section 4.12 of the Loan Agreement for the fiscal quarter ended June 30, 2024.

4.    Confirmation of Security Agreement. The Borrower confirms that the obligations of the Borrower to the Bank hereunder and pursuant to the Note constitute “Obligations” within the meaning of that certain Security Agreement issued by the Borrower in favor of the Bank dated April 27, 2022. The Borrower further confirms that upon an occurrence of an "Event of Default" hereunder or under the Note, it shall constitute an Event of Default under the Security Agreement and will entitle the Bank to exercise all of its rights and remedies under the Security Agreement and applicable law.

5.    Reimbursement of Costs and Expenses. The Borrower shall promptly reimburse Bank for any and all reasonable expenses, fees and disbursements, including attorneys' fees, incurred in connection with the preparation and performance of this Amendment No. 1 to Loan Agreement and the instruments and documents related thereto, and all expenses of collection of any loans made or to be made hereunder, including reasonable attorneys' fees.

6.    Effective Date. The amendment provided for herein shall be effective as of the date hereof, except as specifically provided for herein.

7.    No Defaults. After giving effect to this Amendment No. 1 to Loan Agreement, the Borrower hereby represents and warrants to the Bank that no Default or Event of Default has occurred or is continuing under the Loan Agreement, as amended hereby, and no event has occurred which with the passage of time or giving of notice would mature into a Default or an Event of Default.

8.    References. All references in the Note and all other Loan Documents to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment No. 1 to Loan Agreement.

9.    Representations and Warranties. The Borrower hereby restates and reaffirms to the Bank all the representations and warranties contained in the Loan Agreement the same as if made on the date hereof and fully set forth herein. Borrower further confirms, acknowledges and agrees that it has waived for the benefit of the Bank and its successors and assigns, all defenses, offsets, counterclaims and causes of action of every kind and character it may have had, may now have or may have in the future with respect to its obligations to pay and perform under the Note, the Loan Agreement and the Loan Documents or the transactions evidenced or secured thereby.

10.    No Other Amendments. Except as specifically amended herein, all of the terms, covenants and conditions of the Loan Agreement remain in full force and effect.

11.    Recitals. The above recitals are true and correct as of the date hereof and constitute a part of this Agreement.

(signature page to follow)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No.1 to Loan Agreement as of the date and year first written above.

Clearfield, Inc.

By	/s/ Daniel R. Herzog
Daniel R. Herzog
Its Chief Financial Officer

Bremer Bank, National Association

By	/s/ Laura J. Helmueller
Laura J. Helmueller
Its Senior Vice President

EXHIBIT A

EXCEPTIONS TO SECTIONS 3.3, 3.5 AND 5.3

As to Sections 3.3 and 5.3:

Creditor	Goods Covered	Financing Statement

MUFG Union Bank, N.A.	Specific Receivables	#1236046200379

As to Section 3.5:

(Subsidiaries)

Clearfield Finland Oy

Nestor Cables Oy

Nestor Cables Baltics OÜ

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:         Bremer Bank, National Association, a national banking association ("Bank")

Pursuant to that certain Loan Agreement dated April 27, 2022 by and between Clearfield, Inc., a Minnesota corporation ("Borrower") and the Bank, as amended by that certain Amendment No. 1 to Loan Agreement dated August 5, 2024 and any amendments thereto and extensions thereof ("Loan Agreement"), the Borrower hereby:

A.    Repeats and reaffirms to the Bank each and all of the representations and warranties made by the Borrower in the Loan Agreement and the agreements related thereto, and certifies to the Bank that each and all of said warranties and representations are true and correct in all material respects as of the date hereof; and

B.    Certifies that the following computations of financial covenants and tests contained in the Loan Agreement and related documents are as follows:

Liquidity:

a)	$

Required:       Not less than the outstanding balance of the Note (Section 4.15)

All capitalized terms not defined herein shall have the meaning ascribed to them in the Loan Agreement.

The undersigned further confirms that no Event of Default has occurred or is continuing and no event which with the giving of notice or the passage of time or both would mature into an Event of Default has occurred or is continuing.

Clearfield, Inc.

By
Its